                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT is made and entered into as of the 15th day of February, 1996 by and between SQL Financials International, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed in Schedule A hereto
                                                            ----------
(individually, a "Purchaser", collectively, the "Purchasers").

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   Purchase of Shares.
          ------------------

     The Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of shares of the Company's Series E convertible preferred stock, $1.00 par value per share (the "Series E Preferred Stock") set forth opposite such Purchaser's name on Schedule A. The shares of Series E
                                        ----------
Preferred Stock to be purchased from the Company by the Purchasers are sometimes herein referred to as the "Shares", and the price per Share so purchased shall be $8.60. Such purchase and sale shall be made on the Closing Date (as defined in Section 2 below) and shall be subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein. The purchase price for the Shares shall be paid at the Closing (by check payable to the Company, by wire transfer of funds to the account of the Company or by delivery of promissory notes of the Company held by the Purchaser in question, with authorization to mark "paid in full" upon completion of the Closing, or any combination of the foregoing) against delivery of certificates evidencing the Shares and registered in the names of the respective Purchasers or their nominees. If such payment is made by delivery of a promissory note of the Company, the Company will remit any amount of principal due in excess of the purchase price for the Shares, plus unpaid interest, within 15 days following the Closing.

     2.   Closing Date.  The closing of the purchase and sale of the Shares
          ------------
hereunder (the "Closing") shall be held at the offices of counsel to the Company, Parker, Johnson, Cook & Dunlevie, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309, at 10:00 a.m., on the date first above stated or at such other time and place to which the Company and the Purchasers may agree (the "Closing Date").

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Purchasers that, except as set forth in the schedule of exceptions attached as Schedule B hereto (the "Schedule of
                                   ----------
Exceptions"):

          3.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a material adverse effect on the Company. Attached as Exhibits A and B hereto are copies of the amended and restated certificate of
----------------
incorporation (the "Certificate of Incorporation") and by-laws (the "By-Laws") of the Company. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

          3.2  Corporate Power.  The Company has now, and will have at the
               ---------------
Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

          3.3  Subsidiaries.  The Company does not own or control, directly or
               ------------
indirectly, any interest or investment in any other corporation, association, partnership or other business entity, other than SQL Financials Europe, Inc., a Delaware corporation, which is owned 100% by the Company. The Company has a subsidiary, SQL Financials Services, L.L.C., a Georgia limited liability company (the "Service Subsidiary"). The Service Subsidiary is owned 80% by the Company and 20% by Technology Ventures, L.L.C. ("Tech Ventures"), an affiliate of the Company, and provides implementation services for the Company's products.

          3.4  Capitalization.  The Company's entire authorized capital stock
               --------------
consists of 7,500,000 shares, of which 4,500,000 shares are common stock, $.0001 par value per share ("Common Stock"), 914,000 shares of which are issued and presently outstanding , and 3,000,000 shares are preferred stock, of which 262,500 shares are designated as Series A preferred stock ("Series A Preferred Stock"), all of which were outstanding prior to the Closing Date, of which 454,888 shares are designated as Series B preferred stock ("Series B Preferred Stock"), all shares of which were outstanding prior to the Closing Date, of which 516,072 shares are designated as Series C preferred stock ("Series C Preferred Stock"), 428,572 of which were outstanding prior to the Closing Date, of which 727,500 are designated as Series D preferred stock ("Series D Preferred Stock"), 701,755 of which were outstanding prior to the Closing Date, and of which 697,675 shares are designated as Series E Preferred Stock, none of which were outstanding prior to the Closing Date. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. Subject to the terms and conditions hereof, the Company has authorized the issuance on the Closing Date of 697,675 shares of Series E Preferred Stock and has authorized the reservation of the number of shares of Common Stock issuable from time to time on conversion of such shares of Series E Preferred Stock (said reserved shares, when issued, being referred to herein as the "Purchaser Reserved Shares"), the Series E Preferred Stock having the terms and provisions set forth in Exhibit A hereto. There are presently reserved for
                            ---------
issuance 451,800 shares of Common Stock pursuant to options or purchase rights granted or to be granted to employees, officers, directors or consultants of the Company ("Employee Reserved Shares") and 87,500 shares of Series C Preferred Stock pursuant to warrants held by Tech Ventures, 17,544 shares of Series D Preferred Stock pursuant to warrants held by certain holders of Series D Preferred Stock and up to 8,201 shares of Series D Preferred Stock pursuant to warrants to be issued to Silicon Valley Bank( such shares reserved with respect to warrants being herein referred to as "Warrant Shares"). There are presently reserved for issuance pursuant to conversion rights of holders of Series A Preferred Stock 262,500 shares of Common Stock ("Series A Reserved Shares"), there are presently reserved for issuance pursuant to conversion rights of holders of Series B Preferred Stock 454,888 shares of Common Stock ("Series B Reserved Shares"), there are presently reserved for issuance pursuant to conversion rights of holders of Series C Preferred Stock 516,072 shares of Common Stock ("Series C Reserved Shares"), there are presently reserved for issuance pursuant to conversion rights of holders of Series D Preferred Stock or holders or prospective holders of warrants 727,500 shares of Common Stock ("Series D Reserved Shares") and there are presently reserved for issuance pursuant to conversion rights of holders of Series E Preferred Stock 697,675 shares of Common Stock ("Series E Reserved Shares"). Except for the foregoing,
(i) no subscription,
warrant, option, convertible security or other right (contingent or otherwise) permitting any party other than the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, except as provided in the September 1995 Shareholders' Agreement (as hereinafter defined), and (ii) the Company has no commitment to issue any such subscription, warrant, option, convertible security or other right, or to issue or distribute to holders of any shares of its capital stock (by reason of their holding such capital stock) any evidences of indebtedness or assets. Other than as provided in the Certificate of Incorporation, the Company has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any shares of its capital stock (other than the Shares) or any interest therein or to pay any dividend or make any other distribution in respect thereof. Upon the effectiveness of this Agreement, no person or entity will be entitled to any preemptive right, right of first refusal or similar right with respect to the issuance, sale, redemption or transfer of any capital stock of the Company or any rights with respect to the registration of any capital stock of the Company under federal or state securities laws, except for the rights of first refusal and registration rights contained in the Restated Shareholders' Agreement, dated as of September 1, 1995, between the Company and its common stockholders (the "September 1995 Shareholders' Agreement") and in this Agreement. Other than the Amended and Restated Shareholders' Voting Agreement, dated as of September 1, 1995, between the Company and its common stockholders (the "Shareholders' Voting Agreement"), the September 1995 Shareholders' Agreement, the Stock Purchase Agreement dated November 24, 1992, between the Company and Greylock Limited Partnership ("Greylock"), as amended (the "Greylock Agreement"), the Stock Purchase Agreement dated September 21, 1993 among the Company and twelve other individuals or entities and the Stock Purchase Agreement dated December 10, 1993 between the Company and Stanford University (collectively, the "Series B Agreement"), the Stock Purchase Agreement dated as of April 1, 1994 among the Company and fifteen other individuals or entities and the Subscription and Investment Letter, dated August 1, 1994, between the Company and Tech Ventures (collectively, the "Series C Agreement"), the Company's standard form of stock subscription agreement, the Stock Purchase Agreement dated as of February 21, 1995 (the "Series D Agreement") and this Agreement, there are no existing voting or stock restriction agreements or similar agreements between the Company and any of its shareholders, nor, to the best knowledge of the Company, are there any such agreements among any of the Company's shareholders. Immediately after the Closing, the capital stock of the Company issued and outstanding and the Employee Reserved Shares and Warrant Shares will be as stated in Schedule C hereto. The Greylock Agreement, Series B Agreement, Series
          ----------
C Agreement and Series D Agreement are herein sometimes collectively referred to as the "Prior Stock Purchase Agreements."

          3.5  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, board of directors (the "Board") and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other similar laws affecting creditors' rights generally or general principles of equity whether asserted in a proceeding at law or in equity. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free of any liens or encumbrances, with all original issuance taxes paid thereon.

          3.6  Financial Statements.  The Company has furnished the Purchasers
               --------------------
with copies of (a) its audited balance sheet as of December 31, 1994 and its audited statement of operations for the year then ended (collectively, the "Audited Financial Statements") and (b) its unaudited balance sheet as of December 31, 1995 (the "Balance Sheet Date") and its unaudited statement of operations for the year ended December 31, 1995 (collectively, the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements were prepared in accordance with the Company's books and records and in accordance with generally accepted accounting principles and fairly present the financial position and results of operation of the Company as of the dates and for the periods indicated, subject, however, in the case of the Unaudited Financial Statements to normal year end audit adjustments not anticipated to be material in amount. The Company has no material liabilities, whether or not of a type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles (whether accrued, absolute, contingent or otherwise) which are not shown or provided for in the Unaudited Financial Statements, except those arising since the

Balance Sheet Date in the ordinary course of the Company's business and except as shown on the Schedule of Exceptions.

          3.7  Changes.  Since the Balance Sheet Date, there has not been any
               -------
event or condition of any type known to the Company that has materially and adversely affected the Company's business, prospects, condition, affairs, operation, properties or assets. Since the Balance Sheet Date, the physical properties owned or leased by the Company have not suffered any material destruction or damage, regardless of whether or not any such loss was insured against.

          3.8  Title to Properties and Assets; Liens.  The Company has good and
               -------------------------------------
marketable title to all its properties and assets and has good title to all its leasehold estates in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

          3.9  Commitments.  Attached hereto as Exhibit C is a list of all
               -----------                      ---------
agreements, contracts, indebtedness, liabilities and other obligations (collectively, "Commitments") to which the Company is a party or by which it is bound and which are material to the conduct and operations of its business. For purposes of this Section 3.9, a Commitment occurring in the ordinary course of the Company's business shall not be considered material unless it, together with other Commitments with the same party, involve more than $50,000, except that, where a Commitment consists of an agreement to license the Company's product to a third party in the ordinary course of the Company's business, such Commitment shall not be considered material unless it, together with other Commitments with the same party, involve more than $200,000. Copies of the documentation evidencing such Commitments have been made available for inspection by the Purchasers and their counsel.

          3.10 Intellectual Properties.  The Company has sufficient and valid
               -----------------------
right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, inventions, and proprietary rights (collectively, "Intellectual Properties"), including without limitation those relating to SQL Windows, or licenses, rights or purchase options with respect to the foregoing, necessary for its business as now conducted and as currently proposed to be conducted, or will be able to obtain on terms which will not materially and adversely affect its business all such necessary permits, licenses and other authority with respect thereto without any conflict with or infringement of the known or asserted rights of others. Exhibit C contains a complete list of
                                    ---------
Intellectual Properties owned or used by the Company. Neither the Company nor, to the Company's knowledge, any officer or management, technical or professional employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as conducted (or as currently proposed to be conducted, as evidenced by the Business Documents described in Section 3.15) or, in the case of any such employee, such employee's right to be employed by the Company. The Company does not believe it is utilizing any inventions or proprietary ideas of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company and which are known by the Company to be inventions of such employees or persons. All of the officers and management, technical or professional employees of the Company have executed an agreement containing assignment of invention and confidentiality covenants substantially in the form contained in the agreements attached hereto as Exhibits D1 or D2; such agreements remain in full force and effect; and, to the
-----------------
Company's knowledge, none of such officers or management, technical or professional employees is in violation thereof. The Company has obtained all governmental permits, authorizations, approvals and licenses known by the Company to be necessary for its business as now conducted and as currently proposed to be conducted (as evidenced by such Business Documents) and the absence of which would have a material adverse effect on the Company.

          3.11 Compliance With Other Instruments.  The Company is not in
               ---------------------------------
violation in any material respect of any term of its Certificate of Incorporation, By-laws, or any Commitment, judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any such term, or result in the creation of any pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such terms.

          3.12 Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending and known to the Company or known and currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor does the Company know of any basis for the foregoing. The foregoing includes, without limitation, actions which to the Company's knowledge are pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          3.13 Insurance.  The insurable properties of the Company are insured
               ---------
for the benefit of the Company with the coverages shown on Schedule B.  The key
                                                           ----------
person insurance coverage referred to in Section 7.5 is currently in effect.

          3.14 Governmental Consent.  Based in part on the representations and
               --------------------
warranties of the Purchasers in Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          3.15 Disclosure.  To its knowledge, the Company has fully provided the
               ----------
Purchasers with all the written information which the Purchasers have requested for the purpose of deciding whether to purchase the Shares. Neither this Agreement nor any other written statements, information or certificates made or delivered in connection herewith, including the Company's 1996 Budget as of 1/25/96 and the Company's 1996 Business Plan--First Draft (such Business Plan and Budget being herein referred to as the "Business Documents"), contain any untrue statement of a material fact or, to the knowledge of the Company, omits to state a material fact known to the Company necessary to make the statements herein or therein not misleading. The projections contained in the Business Documents were based on assumptions believed to be reasonable at such time and on the best judgment of management of the Company, which assumptions its management continues to believe to be reasonable on the whole, but otherwise no representation or warranty is made with respect to such projections.

          3.16 Agreements; Changes.
               -------------------

               (a) Except for this Agreement, the agreements referred to in this Agreement, the Schedules hereto or the Business Documents, or employment relationships between the Company and certain shareholders, there are no agreements, understandings or proposed transactions between the Company and any person or entity which is a shareholder, officer or director of the Company, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a "person or entity associated with the Company").

               (b) Since the Balance Sheet Date, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually presently in excess of $25,000 or in excess of $50,000 in the aggregate, other than in the ordinary course of business, (iii) made any loans or advances to any person, other than in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

          3.17 Taxes.  The Company has accurately prepared and timely filed all
               -----
income tax returns and other tax returns which are required to be filed by it, true and complete copies of which have been furnished to the Purchasers, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it. No controversy in respect of taxes of any type is pending, or to the best knowledge of the Company, threatened. The income tax returns of the Company have never been audited by any federal or state governmental authority.

          3.18 Employees.  There are no material controversies pending or, to
               ---------
the knowledge of the Company, currently threatened between it and its employees. To the Company's knowledge and except as disclosed to the Purchasers, no officer or key employee has any present intention of terminating his employment with the Company and the Company has no present intention of terminating any such employment. The Company is not a party to any collective bargaining agreement and, to its knowledge, no organizational efforts are presently being made with respect to any of its employees. The Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

          3.19 Retirement Obligations.  The Company has no pension, retirement
               ----------------------
or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

          3.20 Books and Records.  The minute books of the Company contain
               -----------------
accurate summary records of all meetings and written consents to action of the Company's shareholders, the Board and all committees, if any, appointed by the Board. The Company's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of account and other financial records and the order books, if any, of the Company accurately and completely reflect all material information purported to be shown therein in all material respects.

          3.21 Brokers.  The Company has no contract, arrangement or
               -------
understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

          3.22 Environmental Liabilities.
               -------------------------

               (a) To its knowledge, the Company has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a material and adverse effect, and no pending claims have been made against it and no currently outstanding citations or notices including, without limitation, notice letters, information requests or notices of potential responsibility, have been issued against it, which could reasonably be expected to have a material and adverse effect, and which, in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any Environmental Laws.

               (b) As used herein, the term "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous materials or petroleum products or environmental protection, as now in effect.

          3.23 Qualified Small Business.  The Shares are "qualified small
               ------------------------
business stock," as defined in Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code").

          3.24 Knowledge Qualification.  As used in this Section 3, all
               -----------------------
references to information known to the Company shall mean information actually (and not constructively or impliedly) known to Joseph S. McCall ("McCall") or any other executive officer of the Company.

     4.   Representations and Warranties of the Purchaser.  Each of the
          -----------------------------------------------
Purchasers severally represents and warrants to the Company as follows:

          4.1  Authority.  Such Purchaser is an individual or is a limited
               ---------
partnership or retirement benefit trust or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction shown on Schedule A. Any corporate, partnership or similar action on the part of such Purchaser necessary for the purchase of such Shares and the performance of its obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally.

          4.2  Investment Representations.  This Agreement is made with each
               --------------------------
Purchaser upon the understanding as a specific representation to the Company by such Purchaser that:

          (a) the Shares purchased hereunder will be acquired for such Purchaser's own account and not with a view to the distribution of any part thereof, and such Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same;

          (b) such Purchaser acknowledges that such Purchaser has the knowledge and experience in financial and business matters so as to be capable of evaluating the merit and risk of and protecting such Purchaser's own interests in connection with such Purchaser's purchase of such Shares, has had the opportunity to ask such questions of the Company and to review such documents as such Purchaser deemed necessary in connection with its purchase of Shares, is able to fend for such Purchaser in the transactions contemplated by this Agreement and has the ability to bear the economic risk of such Purchaser's investment pursuant to this Agreement;

          (c) unless such Purchaser otherwise advises the Company in writing prior to the Closing, such Purchaser is an accredited investor, as defined in Rule 501 promulgated by the Commission; and

          (d) such Purchaser understands that such Shares are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act and those state securities laws only in certain limited circumstances. In this connection, such Purchaser represents that such Purchaser is familiar with Rule 144 promulgated by the Commission, as presently in effect, understands the resale limitations imposed thereby and by the Securities Act, and is aware that the Company is under no obligation to create a public market for its securities.

          4.3  Brokers.  Such Purchaser has no contract, arrangement or
               -------
understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

     5.   Conditions to the Purchasers' Obligations at Closing.  The obligation
          ----------------------------------------------------
of the Purchasers to purchase Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          5.1  Representations and Warranties Correct; Performance of
               ------------------------------------------------------
Obligations.  The representations and warranties made by the Company in Section
-----------
3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement;

and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          5.2  Opinion of Counsel.  The Purchasers shall have received from
               ------------------
Parker, Johnson, Cook & Dunlevie, counsel to the Company, an opinion, dated as of the Closing Date, in the form attached as Exhibit E hereto.

          5.3  Qualifications.  All authorizations, approvals or permits of any
               --------------
governmental authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and shall be effective.

          5.4  Directors.  On the Closing Date, the directors shall consist of
               ---------
McCall, Donald L. House, Sr.,  William S. Kaiser, William H. Mills and Tench
Coxe.

          5.5  McCall Certificate.  McCall shall have executed and delivered to
               ------------------
the Purchasers a certificate in the form of Exhibit F.
                                            ---------

          5.6  Management Rights Agreements.  The Company shall have executed
               -----------------------------
and delivered to each of Technology Crossover Ventures, L.P. ("Technology Crossover") and Noro-Moseley Partners III, L.P. ("Noro-Moseley") a management rights agreement in the form of Exhibits G1 or G2 hereto, as the case may be.
                                -----------------

          5.7  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and counsel to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.   Conditions to Obligations of the Company.  The obligations of the
          ----------------------------------------
Company to sell and issue the Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions:

          6.1  Representations and Warranties Correct; Performance of
               ------------------------------------------------------
Obligations.  The representations and warranties made by the Purchasers in
-----------
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Purchasers shall have performed all obligations and conditions herein required to be performed by them on or prior to the Closing Date.

          6.2  Qualifications.  All authorizations, approvals or permits of any
               --------------
governmental authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and shall be effective.

     7.   Covenants of the Company or the Purchasers.  The Company and the
          ------------------------------------------
Purchasers, in the case of Section 7.3, hereby covenant and agree as follows:

          7.1  Financial Information.  The Company will furnish the following
               ---------------------
reports to the persons indicated:

               (a) Annual Financial Statements.  As soon as practicable, but in
                   ---------------------------
any event within 90 days after the end of each fiscal year of the Company, a consolidated statement of earnings for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company and reasonably acceptable to the Purchasers, shall be furnished to the Purchasers and to their transferees.

               (b) Audit Reports.  As soon as available, copies of all other
                   -------------
financial reports submitted to the Company or any Subsidiary (as defined in Section 7.16) by independent public accountants, relating to any annual or interim audit of the books of the Company or any Subsidiary, shall be furnished to the Purchasers and to their transferees.

               (c) Monthly Financial Statements.  Within 30 days of the end of
                   ----------------------------
each month, an unaudited statement of earnings, balance sheet and statement of cash flow and current operating plan of the Company for or as of the end of such month, in reasonable detail, shall be furnished to the Purchasers.

               (d) Regulatory Filings.  Within 10 days after filing, copies of
                   ------------------
all reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be furnished to the Purchasers and their transferees and, promptly upon request by any Purchaser, the Company shall furnish copies of press releases and other documents that the Company shall have released to the press during the preceding 90 days.

               (e) Litigation.  Promptly upon the Company's learning thereof,
                   ----------
notice shall be furnished to the Purchasers of (i) any litigation filed against or affecting the Company or any Subsidiary, whether or not covered by insurance, which litigation involves an amount in controversy in excess of $10,000 or which litigation is requesting a specific equitable remedy including, without limitation, an injunction or restraining order, and (ii) the institution of any suit or administrative proceeding which is reasonably expected materially and adversely to affect the business, assets, operations, prospects, employee relations or condition (financial or otherwise) of the Company or any Subsidiary.

          (f) Unbudgeted Costs.  Promptly upon the occurrence thereof, notice of
              ----------------
any event which has resulted in, or could reasonably be expected to result in, an unanticipated cost to the Company or any Subsidiary in excess of $50,000, including, without limitation, disputes with customers, employees, consultants or creditors or disputes relating to contractual obligations and amendments, modifications or waivers of any such obligation, shall be furnished to the Purchasers.

          (g) Other Information.  The Company shall furnish to each Purchaser,
              -----------------
and to each transferee or prospective transferee of any Purchaser, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Purchaser may from time to time request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary. Notwithstanding the foregoing provisions of this Section 7.1 or Section 7.2, the Company shall not be obligated to furnish information to any Purchaser or a transferee or prospective transferee of such Purchaser unless such Purchaser or such transferee or prospective transferee holds (or will hold immediately following such transfer) no less than 25% of the Shares purchased by such Purchaser pursuant to this Agreement and unless, in the case of a transferee or prospective transferee, such transferee or prospective transferee shall have agreed in writing to be bound by the provisions of Section 7.3.

          (h) The Company will promptly notify each Purchaser if and when the status of the Shares as qualified small business stock, as now or hereafter defined in the Code, shall have changed, will submit on a timely basis the reports and other information required to be submitted pursuant to Section 1202(d)(1)(C) of the Code, as in effect from time to time, and will promptly provide to each Purchaser such other information pertaining to such status as such Purchaser may reasonably request. On or before March 1, 1997, the Company will take no actions described in Section 1202(c)(3)(B) or (C) without the consent of the holders of 75% or more of the Shares then held by the Purchasers.

          (i) Notwithstanding the foregoing provisions of this Section 7.1, the Company may satisfy its obligations to furnish information to the Purchasers pursuant to paragraphs (a) through (f) of Section 7.1 by furnishing copies thereof to Greylock, Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"), Highland Capital Partners II Limited Partnership ("Highland"), Hancock Venture Partners IV Direct Fund L.P. ("Hancock"), Wakefield Group Limited Partnership ("Wakefield"), Technology Crossover and Noro-Moseley Partners III, L.P. ("Noro-Moseley") (it being understood that any such recipient may in turn furnish such information to other Purchasers).

          7.2  Inspection.  The Company shall permit each Purchaser, at such
               ----------
Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser upon reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 7.2 to provide access to any information which it reasonably considers to constitute a trade secret or to contain similarly confidential information.

          7.3  Confidentiality of Information.  Each Purchaser agrees to
               ------------------------------
maintain the confidentiality of any information obtained by such Purchaser pursuant to Sections 7.1 or 7.2 which may be proprietary to the Company or otherwise confidential and which has not been made available by the Company to the public or to any other third party on a non-confidential basis. Each Purchaser further agrees to use such proprietary and confidential information only to benefit the Company or to monitor such Purchaser's investment in the Company and to make no disclosure thereof to a third party (other than his or its general or limited partners, staff and legal and other professional advisers or in connection with furnishing of sample reports to prospective general or limited partners or other sources of capital) without the Company's prior written consent (which may be conditioned upon receipt of a similar undertaking by the third party but otherwise shall not be unreasonably withheld).

          7.4  Use of Proceeds.  The Company will use the proceeds from the sale
               ---------------
of Shares hereunder (whether such proceeds are received by check, by wire transfer of funds or by delivery of promissory notes of the Company, as set forth in Section 1) in part to repay $2,000,000 in principal, plus accrued interest, on the promissory notes issued October 26, 1995. The balance of said proceeds will be used for working capital purposes and other transactions approved by the Board.

          7.5  Key Person Life Insurance.  At all times after the Closing Date,
               -------------------------
the Company shall use its best efforts to maintain in force the policies of life insurance, naming the Company as beneficiary, which are presently in force on the life of Joseph S. McCall in the face amount of $1,000,000 (or policies containing terms and conditions substantially similar to those policies).

          7.6  Certain Transactions.  The Company agrees that it will not enter
               --------------------
into any transaction or agreement (other than normal compensation arrangements, which are subject to Section 7.11), including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Company, or any modification of any of the foregoing, ("contract") with any "person or entity associated with the Company" as defined in Section 3.16, or with respect to which any such person or entity has or is to have a direct or indirect material interest, unless such contract has been approved by no less than a majority of the number of directors constituting the whole Board (excluding, if a director, any such person associated with the Company and having such an interest in the contract in question) or unless such contract was in effect or contemplated on the date hereof and disclosed to the Purchasers in this Agreement (including the Schedules and Exhibits hereto) or in the Business Documents referred to in
Section 3.15 or unless such contract is non-material and in the ordinary course of business. For purposes hereof, a contract shall be deemed to be non-material if it and all other contracts (excluding, for this purpose, compensation under employment contracts and other compensation arrangements) between the Company and the person or entity in question do not involve payment by or to the Company during any fiscal year of more than $25,000.

          7.7  Assignment of Invention/Confidentiality Agreements.  Except as
               --------------------------------------------------
otherwise provided by the Board in a particular case, the Company will use its best efforts to enter into an assignment of invention/confidentiality agreement in substantially the form of Exhibit D1 hereto with each of its current and future officers and management, technical or professional employees.

          7.8  Director's Fees.  Commencing on the Closing Date, if annual
               ---------------
directors' fees are paid to any other member of the Board, the Company will pay to any Purchaser-affiliated director or such director's designee an annual director's fee in an amount equal to the highest annual fee so paid. The Company will also promptly reimburse all reasonable out-of-pocket expenses consistent with Company policy and incurred by any such Purchaser-affiliated director in connection with attending meetings of the Board.

          7.9  Negative Covenants.  So long as the Purchasers own in aggregate
               ------------------
at least 174,419 Shares (with appropriate adjustments for stock dividends, splits or combinations and similar actions), the Company shall not, without the prior consent or approval of the holders of at least 60% of the Registrable Securities (as defined in Section 8) then outstanding:

               (i) engage in any business other than the software business and related services; or

               (ii) grant any registration rights to any other holders or prospective holders of its securities which are superior in any material way to the registration rights under Section 8 hereof; provided, that nothing herein shall prohibit the Company's grant of registration rights on a pari passu basis with those granted the Purchasers; or

               (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company, other than pursuant to (a) the September 1995 Shareholders' Agreement, (b) the Certificate of Incorporation, or (c) upon the exercise, approved by the Board (excluding the seller, if a director), of repurchase rights with respect to shares owned by any employee, director, or consultant of the Company; or

               (iv) amend the Certificate of Incorporation or the By-Laws in a manner which materially and adversely affects the Preferred Stock.

          7.10 Non-Competition of Certain Key Employees.  Unless otherwise
               ----------------------------------------
determined in a particular case by the Board, the Company will use its best efforts to cause each present and future officer or management, technical, sales, marketing, or professional employee of the Company or any subsidiary of the Company, including without limitation the Company's chairman of the board, chief executive officer, president, chief operating officer, chief financial officer, treasurer, vice president of sales and marketing, vice president (or similar position) of research and development, and regional sales managers, (referred to herein as "Key Employees")
to enter into an agreement with the Company containing covenants substantially similar to those contained in Exhibit D2, subject to any modifications deemed
                              ----------
appropriate by the Company's counsel to comply with local law.

          7.11 Management Compensation; Options.  Compensation (including
               --------------------------------
salary, bonuses, fringe benefits and stock awards) paid by the Company to its officers shall be established by the Company's Board of Directors or by a compensation committee of the Board. Except as otherwise agreed by a majority of the Board or of a committee of the Board, any stock options or other stock awards to employees, officers, directors or consultants or similar persons furnishing services to the Company will be made pursuant to the form of option agreement attached as Exhibit H hereto.
                      ---------

          7.12 Indemnification.  The Certificate of Incorporation or By-laws of
               ---------------
the Company shall at all times during which any affiliate of any Purchaser serves as a member of the Board provide for limitations on the liability of the directors and indemnification of the directors to the fullest extent permitted under applicable law. To the extent not prohibited by law, in the event that any Holder who is a director of the Company or any affiliate of a Holder who is a director of the Company shall be made or threatened to be made a party to any action, suit or proceeding with respect to which such Holder or director may be entitled to indemnification by the Company pursuant to this Agreement or the By-Laws, or otherwise, all such directors, as a group, shall be entitled to be represented in such action, suit or proceeding by one counsel of their choice and the expenses of such representation shall be reimbursed by the Company as provided in or authorized under this Agreement or the By-Laws or other provision, as presently in effect (whether or not the By-Laws or other provision is hereafter amended).

          7.13 Capital Expenditures.  The Company will not, without the approval
               --------------------
of the Board, make any expenditures for software or software licenses from third parties or for fixed or capital assets, or make any commitments for such expenditures, exceeding an amount of $100,000 for any one such expenditure or series of related expenditures.

          7.14 Indebtedness.  The Company will not become indebted or create,
               ------------
incur, assume or be liable in any manner in respect of, or suffer to exist, without the prior approval of the Board, any new or additional long-term indebtedness, standby letter of credit or similar loan which, for any one such borrowing or series of related borrowings, is in excess of $100,000.

          7.15 Future Financings.
               -----------------
               (a) Right of First Refusal.  The Company grants to each
                   ----------------------
Stockholder as defined in subsection (d) below the right of first refusal to purchase such Stockholder's pro-rata share, as defined below, of any equity securities of the Company, including shares of the Common Stock or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Common Stock, proposed to be issued by the Company subsequent to the date hereof (such securities being hereafter referred to in this Section 7.15 as the "Securities"). Such Stockholder's "pro-rata share" shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the shares of Common Stock held by the Stockholder bear to all outstanding shares of the Common Stock (assuming the conversion of all outstanding securities which are convertible into Common Stock), all determined immediately prior to the offering of the Securities.

               (b) Notice.  In the event that the Company proposes to undertake
                   ------
an issue of Securities, it shall deliver to each Stockholder written notice of its intention, describing such Securities, specifying such Stockholder's pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the "Option Notice"). For a period of 20 days from the receipt of the Option Notice, each Stockholder shall have the right to elect, by written notice to the Company, to purchase all or any portion of such Stockholder's pro-rata share of the Securities described in the Option Notice. In the event a Stockholder fails to exercise such Stockholder's rights of first refusal within the specified period, or such Stockholder elects to acquire less than such Stockholder's aggregate pro-rata shares pursuant to the exercise of such right, then, during the 90 day period following the expiration of such 20 day period, the Company may sell, free of any right of first refusal on such Stockholder's part, the portion of such Stockholder's pro-rata shares not purchased pursuant to such right of first refusal, upon the same terms specified in the Option Notice.

               (c) Exceptions.  The right of first refusal granted under this
                   ----------
Section 7.15 shall not apply to (i) the issuance of Employee Reserved Shares or the Warrant Shares; (ii) the issuance of Series A Reserved Shares, Series B Reserved Shares, Series C Reserved Shares, Series D Reserved Shares or Series E Reserved Shares; (iii) any Securities offered in a registered public offering;
(iv) sales of Common Stock to the Company's employees, directors, consultants and advisors if such issuance has been approved by at least two-thirds of the number of directors constituting the Company's whole Board; (v) Securities issued for non-cash consideration, or as a so-called "equity feature" (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction; and (vi) the issuance of Securities upon a stock split or stock dividend with respect to the Company's Common Stock.

               (d) Satisfaction of Existing Rights.  By executing this
                   -------------------------------
Agreement, each of the Purchasers and the other stockholders of the Company (other than the stockholders designated Principal Common Stockholders; hereinafter, the "Principal Common Stockholders") whose names appear on the signature pages below (the "Stockholders") acknowledges full satisfaction of their respective subscription rights, if any, pursuant to any and all of the Prior Stock Purchase Agreements to which such Stockholder is a party and hereby waives any such rights with respect to the Shares to the extent not fully satisfied.

          7.16 Subsidiaries.  As used herein, the term "Subsidiary" shall mean
               ------------
any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are at the time in question owned by the Company or any other Subsidiary. Except as otherwise approved by the Board, which approval has been obtained as to the Service Subsidiary, the Company shall have no Subsidiary other than a wholly owned Subsidiary. The provisions of this Section 7 (other than Sections
7.5 and 7.15) shall, unless the context requires otherwise, apply equally to any Subsidiary.

          7.17 Termination of Covenants.  The covenants set forth in this
               ------------------------
Section 7 (other than those in Sections 7.1(g), 7.10 and 7.12) shall terminate upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act, as amended, covering the offer and sale by the Company of common stock to the public which results in aggregate gross proceeds to the Company of at least $10,000,000 and an equivalent public offering price per share of Common Stock of at least $18.00 (such amount to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) (a "Qualified Offering").

     8.   Registration Rights.
          -------------------
          8.1  Certain Definitions.  As used in this Section 8 and elsewhere in
               -------------------
this Agreement, the following terms shall have the following respective meanings:
          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Holder" shall mean any Stockholder as defined in Section 7.15(d) so
           ------
long as such Stockholder holds at least 25% of the Shares purchased by such Stockholder (including for purposes of such computation shares purchased pursuant to any of the Prior Stock Purchase Agreements and the Warrant Shares) and any transferee of such Stockholder so long as such transferee holds at least 1% of the outstanding capital stock of the Company and provided such transferee agrees in writing with the Company to hold such stock subject to all the restrictions of this Agreement.

          "Registrable Securities" shall mean (i) the shares of Common Stock
           ----------------------
issued or issuable upon conversion of the Shares or the shares of Preferred Stock purchased pursuant to any of the Prior Stock Purchase Agreements or the Warrant Shares, in each case as provided in the Certificate of Incorporation, as hereafter amended, and (ii) any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the securities referred to in subsection (i).

          "Registration Expenses" shall mean all expenses (except for "Selling
           ---------------------
Expenses" as defined below) incurred by the Company in complying with Sections
8.2 or 8.3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and, subject to 8.4, in the case of a registration referred to in subsection 8.2(a) or Section 8.3, the reasonable fees and disbursements of one counsel for the selling shareholders.

          The terms "register", "registered" and "registration" shall refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Statement" shall mean a registration statement on Form
           ----------------------
S-1 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Expenses" shall mean all underwriting discounts and selling
           ----------------
commissions applicable to the sale of Shares pursuant to Sections 8.2 or 8.3 and all fees and disbursements of counsel for the Holders not included in Registration Expenses.

          8.2  Required Registrations.
               ----------------------
               (a) If at any time at least six months after the effective date of its initial public offering (the "Initial Public Offering") and prior to five years following such effective date, the Company shall be requested in writing by the Holder(s) of at least 50% of the outstanding shares of Registrable Securities to effect the registration under the Securities Act of outstanding shares of Registrable Securities having an anticipated selling price of no less than $2,000,000, the Company shall promptly give written notice of such proposed registration to all record Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all shares of Registrable Securities which the Company has been requested to register. The Company shall not be obligated to cause to become effective more than two registration statements pursuant to which Registrable Securities are sold under this Section 8.2(a).

          Notwithstanding the foregoing, if the Company shall furnish to the Holders of Registrable Securities requesting registration pursuant to this
Section 8.2(a) a certificate signed by the President of the Company stating that the Board has made the good faith judgment that it would be detrimental to the Company and its shareholders for such registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file and cause to become effective such registration statement may be deferred for a period which shall not exceed 180 days. This deferral right may not be exercised by the Company on more than one occasion for each registration pursuant to this Section 8.2(a).

               (b) At such time as the Company shall have qualified for the use of Form S-3 (but in no event after the expiration of five years from the effective date of the Initial Public Offering), as the case may be (or any similar form or forms promulgated by the Commission), the Holders of Registrable Securities shall each have the right to request an unlimited number of registrations on Form S-3 or such similar form, as the case may be (collectively, "Form S-3"). The Company shall give prompt written notice of each such proposed registration to all other record Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on Form S-3, of all shares of Registrable Securities which the Company has been requested to register; provided, however, that the Company shall not be obligated to file and cause to become effective (i) more than one registration under Section 8.2(a) or Section 8.2(b) in any one twelve-month period or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Registrable Securities to be sold thereunder is less than $1,000,000. Registrations effected pursuant to this Section 8.2(b) shall not be counted as required registrations pursuant to Section 8.2(a) hereof.

               (c) The Company may include in a registration requested under this Section 8.2 (i) any authorized but unissued shares of Common Stock for sale by the Company, and (ii) any shares of its Common Stock held by employees, consultants, directors or other advisers of the Company and with respect to which registration rights have been granted by the Company ("Management Stock"); provided, however, that such shares shall not be included to the extent that the underwriter of the shares so proposed to be registered (if the offering is underwritten) or, if the offering is not underwritten, the Holders of a majority of the shares of

Registrable Securities included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registrable Securities to be included therein. If the offering to which a registration statement under this Section 8.2 relates is an underwritten offering, and if, after all shares of Common Stock proposed to be offered by the Company and all such shares of Management Stock have been excluded from such registration, a greater number of shares of Registrable Securities is offered for participation in such underwriting than in the opinion of the managing underwriter can be accommodated without adversely affecting the underwriting, the amount of Registrable Securities proposed to be offered in the underwriting shall be reduced, pro-rata (based upon the amount of Registrable Securities owned) among all Holders participating in such registration, to a number deemed satisfactory by the managing underwriter; provided, however, that for purposes
                                          --------  -------
of making any such reduction, with respect to each Purchaser, the partners and retired partners of such Purchaser, the estates and family members of any such partners and retired partners and their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder" of Registrable Securities, and any pro-rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares of Registrable Securities owned by all entities and individuals included in such "Holder", as defined in this provision.

          8.3  Incidental Registrations.
               ------------------------
               (a) If at any time or from time to time (but prior to the expiration of five years from the effective date of the Initial Public Offering) the Company shall determine to register any of its Common Stock, for its own account or for the account of any of its shareholders (other than the Holders), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or any Rule adopted by the Commission in substitution therefor or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities and Management Stock specified in a written request or requests received by the Company within twenty (20) days after the giving of such written notice by the Company, by any Holder or Holders, subject to the limitations set forth in Section 8.3(b).

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.3 shall be conditioned upon such Holder's participation in such underwritten public offering and the inclusion of such Holder's Registrable Securities in the underwritten public offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten public offering shall (together with the Company and the other Holders distributing their securities through such underwritten public offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten public offering by the Company. Notwithstanding any other provision of this Section 8.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, all shares to be sold by the Company shall be included in such offering before any Registrable Securities are so included, and further, the underwriter otherwise may limit the number of Registrable Securities to be included in the registration and underwritten public offering. The Company shall so advise all Holders (except those Holders who have not elected to distribute any of their Registrable Securities through such underwritten public offering), and the number of shares of Registrable Securities and shares of Management Stock that may be included in the registration and underwritten public offering shall be allocated among such Holders and holders of Management Stock in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares of Management Stock owned by such Holders and holders of Management Stock at the time of filing the Registration Statement. No Registrable Securities or shares of Management

Stock excluded from the underwritten public offering by reason of the underwriter's marketing limitation shall be included in such registration. If the terms of any such underwritten public offering differ materially from the terms (including range of offering price) previously communicated to any Holder, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, which notice, to be effective, must be received by the Company at least two (2) business days before the anticipated effective date of the Registration Statement. The Registrable Securities and/or other securities so withdrawn from such underwritten public offering shall also be withdrawn from such registration; provided, however, that if by the withdrawal of such
                   --------
Registrable Securities a greater number of Registrable Securities held by other selling Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters) then the Company shall include in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other selling Holders whose Registrable Securities were excluded pursuant to limitation by the underwriter pursuant to this Section 8.3(b) in the same proportion as such Registrable Securities were excluded pursuant to such underwriter limitation (with no more Registrable Securities being so included than were withdrawn). In the event that the contemplated sale does not involve an underwritten public offering and a determination that the inclusion of the Registrable Securities adversely affects the marketing of the shares shall be made by the Board of Directors of the Company in its good faith discretion, then no Registrable Securities are required hereby to be included in the contemplated sale.

               (c) The Company may at any time withdraw or abandon any Registration Statement which triggers the provisions of this Section 8.3 without any liability to the Holders.

          8.4  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification and compliance pursuant to subsection 8.2(b) and Section 8.3 and the first registration, qualification and compliance pursuant to subsection 8.2(a) shall be borne by the Company. All Selling Expenses incurred in connection with any such registration and the Registration Expenses incurred in connection with the second registration, qualification and compliance pursuant to subsection 8.2 (a) shall be borne by the selling Holders on a pro rata basis. If, notwithstanding this Agreement, applicable authorities in any state wherein Registrable

Securities are to be sold require an allocation of Registration Expenses, each Holder agrees to pay its apportioned share thereof.

          8.5  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such Registration Statement to become and remain effective as provided herein;

               (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus included in such Registration Statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement or as may be necessary to keep such Registration Statement effective and current, but for no longer than nine (9) months subsequent to the effective date of such registration;

               (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

               (d) enter into such customary agreements and take all such other action in connection therewith as any Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such Registration Statement under such securities or Blue Sky laws of such jurisdictions as any selling Holder on behalf of itself or any other selling Holder shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities held by such selling Holder; provided, however that the

Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction; and

               (f) furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holders, of (i) an opinion of counsel for the Company, dated the effective date of the Registration Statement, and, to the extent available to selling stockholders from the independent auditors of the Company, (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities; provided, that the requirements of this paragraph (f) shall apply only to Holders which are including at least 50,000 shares (such number to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) of Registrable Securities in such registration.

          Notwithstanding the foregoing provisions of this Section 8.5, (1) the Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect; and (2) at the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by this Section 8.5 (and any extensions thereof required by the preceding paragraph (1) of this Section 8.5), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

          8.6  Indemnification.
               ---------------

          (a) The Company will indemnify each Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of such Registrable Securities, if any, and each person who controls such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, such underwriter and each person who controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to a Holder or underwriter in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission made in reliance upon and in conformance with written information furnished to the Company by or on behalf of such Holder or underwriter and which was furnished specifically for the purpose of being used therein or (ii) a failure by any Holder to deliver a final prospectus to its transferee if any material change has been made to the preliminary prospectus.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration, qualification or compliance, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of the officers, directors and partners of each such other Holder and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and which was furnished specifically for the purpose of being used therein; provided, however, that the liability of such Holder under this Section
         --------
8.6 shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below), and provided further that the failure of any
                                  --------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (iii) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party.

               (d) Notwithstanding the foregoing provisions of this Section 8.6, if a registration is subject to a firm commitment underwriting, neither the Company nor a Holder including Registrable Securities in the registration shall be required to indemnify any other party to a greater extent than the obligation of the Company or such Holder to the underwriters pursuant to the underwriting agreement pertaining to such registration.

          8.7  Information by Holder.  The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall furnish to the Company in writing such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          8.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Company's capital stock to the public without registration, at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing that Holder to sell any such securities without registration.

          8.9  Market "Stand-off" Agreement.  The Holders, if requested by the
               -----------------------------
Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Company (other than securities of the Company acquired in the open market on or after a public offering) held by Holders during the 90-day period following the effective date of the first Registration Statement and the 30-day periods following the effective date of the second and third Registration Statements of the Company filed under the Securities Act; provided, that all Holders holding
                                            --------
more than two percent of the outstanding common stock and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 90-day or 30-day periods.

     9.   Transfer of Shares.
          ------------------

          9.1  Procedures.  Transfer of the Shares issued pursuant to this
               ----------
Agreement shall be made only on the books of the Company, respectively, by the holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, subject to the restrictions, if any, set forth in the By-Laws and
Section 9.2 hereof. The Holder in whose name the Shares stands on the books of the Company shall be deemed by the Company to be owner thereof for all purposes.

          9.2  Restrictive Legends.  Each certificate evidencing Shares issued
               -------------------
or sold under this Agreement shall contain or otherwise be imprinted with suitable legends in substantially the following form:

          "This security has not been registered under the Securities Act of 1933 or any state securities act, and has been acquired for investment and not with view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

          This security is subject to transfer restrictions contained in a certain Stock Purchase Agreement dated as of February 15, 1996, and no transfer of the security shall be made unless the conditions specified in said Agreement have been fulfilled. A copy of said Agreement is on file and available for inspection at the principal offices of the Company."

     The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of Shares except in conformity with this Agreement.

          9.3  Securities Law Compliance.  No Holder shall transfer any Shares
               -------------------------
until such Holder has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received from the Holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state securities act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to said Securities Act; or (ii) the Company and the Holder shall have complied with Commission Rule 144 and applicable state securities act requirements, or (iii) a registration statement filed by the Company is declared effective by the Commission and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed.

     10.  Election of Directors; Board Attendance Rights.  The Company, the
          ----------------------------------------------
Purchasers, McCall and the other Principal Common Stockholders hereby agree as follows. The Purchasers,

McCall and the Principal Common Stockholders are sometimes collectively referred to in this Section 10 as the "Parties".

     Each of the Parties agrees to use such Party's best efforts (including without limitation the voting of a sufficient number of shares of capital stock of the Company, if any, held by such Party) to cause McCall and three other persons designated from time to time by McCall, one person designated from time to time by Greylock and one person designated from time to time by Sutter Hill to be elected to serve on the Company's board of directors (the "Board") at all times from the date of this Agreement until the provisions of this Section 10 terminate as provided below. Until further notice from Greylock or Sutter Hill, it is understood and agreed that the person so designated by Greylock is William
S. Kaiser and the person so designated by Sutter Hill is Tench Coxe.

     The Parties also agree that Hancock, Wakefield, Technology Crossover and Noro-Moseley each may designate from time to time one person (who is reasonably acceptable to a majority of the members of the Board) who shall be entitled to notice of each meeting of the Board and to attend each such meeting. The Company will furnish such persons with all materials furnished to members of the Board and will reimburse their expenses of attendance at meetings of the Board to the extent that it so reimburses the representatives of Greylock and Sutter Hill in connection with their attendance. Until further notice from Hancock, Wakefield, Technology Crossover or Noro-Moseley, as the case may be, it is understood and agreed that the person so designated by Hancock is Ofer Nemirovsky, the person so designated by Wakefield is Thomas C. Nelson, the person so designated by Technology Crossover is Jay C. Hoag (or his designee) and the person so designated by Noro-Moseley is Charles A. Johnson.

     Each of McCall and the Principal Common Stockholders further agrees as follows: (a) to take no action, as stockholder or otherwise, to cause the number of members of the Board to exceed seven (7) or to cause the Company to be managed by an executive or similar committee of the Board without the consent of Greylock and Sutter Hill; and (b) to use such Party's best efforts to cause meetings of the Board to be held no less often than quarterly (it being contemplated that initially such meetings will be held monthly).

     To the extent that this Section 10 is inconsistent with any other agreement to which a Party is subject, the provisions of this Section 10 shall govern as to that Party.

     The provisions of this Section 10 shall terminate on the earlier to occur of (i) the completion of a Qualified Offering, or (ii) September 14, 2003.

     Each Party agrees not to transfer any shares of capital stock of the Company other than to the Company unless such Party's transferee agrees in writing to be bound by the provisions of this Section 10 applicable to such Party.

     11.  Certain Agreements of McCall and Tech Ventures.
          ----------------------------------------------

          11.1 Commitment to the Company.  So long as McCall is employed by the
               -------------------------
Company, McCall agrees to devote a major portion of his time which is spent on work or other business related activities to activities which are for the account of the Company. For purposes of this Section 11.1, activities relating to McCall Consulting Group, Inc. ("McCall Consulting"), Tech Ventures, the Service Subsidiary and any other subsidiary of the Company shall be deemed "for the account of the Company" if they are in furtherance of the operations of the Company.

          11.2 Stipulated Activities.  McCall shall, within 10 days of the
               ---------------------
occurrence thereof, provide the Board with a list and description of each Stipulated Activity (as hereinafter defined) in which McCall is engaged or otherwise involved which has commenced, expired or been modified since McCall delivered the last such list and description to the Board. As used herein, the term "Stipulated Activity" shall mean any of the following as to McCall:

               (a) being the beneficial owner of (i) more than 5% of the outstanding equity securities of any entity other than the Company or
          (ii) securities (including debt securities and guarantees of indebtedness, but excluding securities traded on a national securities exchange or in the over-the-counter market and securities issued by money market or similar funds) of any entity other than the Company with an original cost, fair market value and/or obligation on the part of McCall, contingent or otherwise (even if the obligation is evidenced by non-recourse debt or guaranty), in excess of $100,000; or

               (b) being an employee, officer, director, consultant or general partner of any person other than the Company (other than charitable, civic or similar positions).

For purposes of determining Stipulated Activities, any actions taken by the spouse or children or any entities controlled by McCall will be imputed to be activities engaged in by McCall. McCall hereby represents (a) that, except for his ownership interest in, and for spending portions of his work or other business related activities for the account of, McCall Consulting, and McCall Asset Leasing, Inc. ("McCall Leasing"), Tech Ventures, the Service Subsidiary and any other subsidiary of the Company, McCall is not presently engaged in, or contemplating the imminent engagement in, any Stipulated Activity and (b) that McCall Leasing is a corporation wholly owned by McCall, that McCall Consulting is a corporation wholly owned by Tech Ventures, and that Tech Ventures is a limited liability company of which McCall is the majority owner and of which employees of Tech Ventures or its subsidiaries own the balance of the membership interest.

          11.3 Right of Co-Sale.  Each of McCall and Tech Ventures agrees that
               ----------------
he or it (and their respective donees, transferees or assignees referred to in the last sentence of this Section 11.3) will not, prior to the date specified in
Section 11.4 for the expiration of these covenants, sell, or agree to sell, for value any shares of the Company's capital stock owned by him or it either jointly or individually to any third party (except for such sales or agreements during the twelve-month period immediately following the date of this Agreement, and each twelve-month period thereafter, of not more than 5% of the number of shares of capital stock owned by McCall or Tech Ventures, as the case may be, on the date of this Agreement, the unused portion of which shall be usable in later periods, and except that McCall may, in addition to the number of shares so determined on the basis of 5% per annum, sell or agree to sell up to an aggregate of 16.25% of the number of such shares owned by McCall on the date of this Agreement, all such computations to be on an as-converted to Common Stock basis in the case of capital stock which is not Common Stock) without first giving written notice in reasonable detail to each Purchaser at least 20 days prior to such sale or agreement to sell and affording each Purchaser the opportunity to elect, within 20 days of such notice, to participate in such sale, or agreement to sell, on a pro rata basis and on the same terms and conditions as those applicable to McCall and Tech Ventures.

     For purposes of this Section 11.3, the term "pro rata basis" shall mean that each Purchaser shall in the aggregate, be entitled to participate in such sale or agreement to sell in the proportion that the number of the shares of Common Stock issued or issuable upon conversion of the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock or Warrant Shares and any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement thereof (the "Purchaser Shares") then held by such Purchaser bears to the sum of such number of the Purchaser Shares, all other Purchaser Shares held by other Purchasers and the number of shares of Common Stock then owned (either jointly or individually) by McCall or Tech Ventures, or both of them (in the case of a sale participated in by each of McCall and Tech Ventures), or issuable upon conversion of other shares of the Company's capital stock so owned by McCall or Tech Ventures.

     Each of McCall and Tech Ventures agrees that conspicuous reference to the provisions of this Section 11.3 shall be made on all certificates evidencing shares of Common Stock owned by McCall or Tech Ventures, either jointly or individually, and that he or it will make no transfer, gift or other assignment of such shares unless the transferee, donee or assignee agrees in writing with the Purchasers to be bound by the provisions of this Section 11.3 as if it were McCall or Tech Ventures, as the case may be. Nothing contained in this Section
11.3 shall alter any restrictions on the transfer of shares of Common Stock held by McCall or Tech Ventures created or imposed by any provisions contained in any other agreement.

     Notwithstanding anything to the contrary set forth in this Section 11.3, the rights of the Purchasers provided for in this Section 11.3 shall not apply to sales or other dispositions by McCall to (i) a member of McCall's immediate family, including for this purpose his spouse, parents, parents-in-law, issue, nephews, nieces, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law; (ii) a trust or partnership set up for the benefit of one or more of the persons set forth in (i); or (iii) an heir, legatee or legal representative of McCall; provided, however, that any such person referred to in clause (i), (ii) or (iii) shall agree in writing prior to the transfer that such person is acquiring such shares subject to the provisions of this Section 11.3. Such sales or other dispositions shall not be included for purposes of calculating the percentage exemption during the twelve-month periods provided for above in this Section 11.3.

          11.4 Term.  The provisions of Sections 11.1 and 11.2 shall continue in
               ----
effect until the earlier of (a) termination of the employment of McCall with the Company or (b) cessation by the Purchasers to own in the aggregate at least 50% of the Shares purchased by them on the date hereof. The Purchasers agree promptly to notify McCall, c/o the Company, if the event specified in (b) of the preceding sentence occurs. The provisions of Section 11.3 shall continue in effect until the earliest to occur of (i) a Qualified Offering, as defined in Section 7.17 of this Agreement, (ii) the involuntary termination without cause of the employment of McCall with the Company; or (iii) the sale or other transfer by the Purchasers (other than a sale or transfer to an affiliated entity) of more than 50% of the Shares purchased in the aggregate pursuant to this Agreement.

     12.  Modification of the Series B, Series C and Series D Agreements.  By
          --------------------------------------------------------------
executing this Agreement, (a) the Company and the Stockholders (with the exception of Technology Crossover, Technology Crossover Ventures, C.V. and Noro-Moseley), hereby agree that Sections 7.1 through 7.17, 8.1 through 8.9, 10 and 11 of each of the Prior Stock Purchase Agreements to which they are parties (other than the Greylock Agreement, as to which such Sections have been terminated) are superseded respectively by Sections 7.1 through 7.17, 8.1 through 8.9, 10 and 11 of this Agreement, provided that, for purposes of these Sections, the term "Purchaser" shall include any "Purchaser" as defined in any of the Prior Stock Purchase Agreements, as well as any "Purchaser" as defined in this Agreement, and (b) the Principal Common Stockholders consent to the amendment of Sections 10 and 11 of each of the Prior Stock Purchase Agreements (other than the Greylock Agreement, as to which such Section 10 and 11 have been terminated) to read as provided in Sections 10 and 11 of this Agreement.

     13.  Miscellaneous.
          -------------

          13.1 Costs and Expenses.  In connection with this Agreement and the
               ------------------
transactions described herein, the Company agrees to pay the fees and costs of Hill & Barlow, a Professional Corporation, special counsel to the Purchasers with respect to this transaction.

          13.2 Successors and Assigns.  All covenants and agreements contained
               ----------------------
in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, except as otherwise provided in Sections 7.1 and 8.

          13.3 Governing Law.  The internal laws of the State of Delaware
               -------------
(regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Agreement.

          13.4 Survival.  The representations and warranties of the Company
               --------
contained in Section 3 of this Agreement shall survive the Closing for a period of one year, and thereafter no action, suit or claim shall be brought by any Purchaser alleging any misrepresentation or untruthfulness based upon the subject matter of such representations or warranties, and any such action, suit or claim shall be forever barred; provided, however, that any action based upon
                                  --------  -------
fraud shall not be barred and may be brought notwithstanding the provisions of this Section. The Purchasers agree that action against McCall under the certificate attached as Exhibit F shall be the sole recourse of the Purchasers against McCall for matters relating to their purchase of Shares (including, without limitation, claims under the federal or state securities laws or antifraud statutes or common law).

          13.5 Entire Agreement; Amendment.  This Agreement and the other
               ---------------------------
documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed
(a) in the case of an amendment, waiver, discharge or termination (a "Modification") to Section 10, by McCall and the holders of at least 75% of the outstanding shares of capital stock of the Company held in aggregate by the Stockholders as defined in Section 7.15(d); (b) in the case of a Modification to
Section 11, by McCall and holders of at least 75% of the Shares; and (c) in the case of a Modification not governed by subsection 13.5(a) or 13.5(b) above, by the Company and the holders of at least 75% of the Shares.

          13.6 Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, addressed as follows: (a) if to a Purchaser, at such Purchaser's address shown on Schedule A hereto, with a copy to Thomas C. Chase, Esq., Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110, (b) if to any other Holder, at such address as such Holder shall have furnished to the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Shares who has so furnished an address to the Company, and (c) if to the Company, at SQL Financials International, Inc., Suite 1000, Two Ravinia Drive, Atlanta, Georgia 30346, Attention:

President, with a copy to G. Donald Johnson, Esq., Parker, Johnson, Cook & Dunlevie, Suite 700, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309, or to such other address as the party receiving such notice shall have properly designated to the other party hereto in writing. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          13.7 Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any holder of the Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          13.8 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

          13.9 Severability.  If any provision of this Agreement, or its
               ------------
application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

          13.10     Captions.  Captions and headings used herein are for
                    --------
convenience of reference only and shall not limit or control the meaning of any provisions hereof.

     The foregoing Agreement is hereby executed under seal as of the date first above written.

                              SQL FINANCIALS INTERNATIONAL, INC.


                              By:   /s/  Stephen P. Jeffery
                                    -------------------------------
                                    President


                              PURCHASERS:

                              GREYLOCK LIMITED PARTNERSHIP


                              By:          /s/
                                    -------------------------------
                                    General Partner


                              SUTTER HILL VENTURES, a CALIFORNIA
                              LIMITED PARTNERSHIP


                              By:          /s/
                                    -------------------------------
                                    General Partner



                              TOW PARTNERS, a CALIFORNIA
                              LIMITED PARTNERSHIP


                              By:          /s/
                                    -------------------------------
                                    General Partner



                              /s/ David L. Anderson
                              --------------------------------------
                              David L. Anderson

                              Paul M. Wythes and Marsha R. Wythes,
                              Trustees of the Wythes Living Trust

                              By:          /s/
                                    -------------------------------
                                    Trustee



                                      /s/ G. Leonard Baker, Jr.
                              -------------------------------------
                              G. Leonard Baker, Jr.



                              WILLIAM H. YOUNGER, JR., TRUSTEE
                              OF THE YOUNGER LIVING TRUST


                              By:          /s/
                                    -------------------------------
                                    Trustee


                                      /s/ Tench Coxe
                              -------------------------------------
                              Tench Coxe



                                      /s/ Ronald L. Perkins
                              -------------------------------------
                              Ronald L. Perkins



                                      /s/ James G. Gaither
                              -------------------------------------
                              James G. Gaither



                              GENSTAR INVESTMENT CORPORATION


                              By:          /s/
                                    -------------------------------
                                    Its:
                                        ---------------------------


                              HIGHLAND CAPITAL PARTNERS II
                              LIMITED PARTNERSHIP

                              By:          /s/
                                    -------------------------------
                                    General Partner



                              HANCOCK VENTURE PARTNERS IV -
                              DIRECT FUND L.P.

                              By:   Back Bay Partners XII L.P.

                              By:   Hancock Venture Partners, Inc.

                              By:          /s/
                                    -------------------------------
                                    authorized officer


                              FALCON VENTURES II L.P.

                              By:   Back Bay Partners XIII L.P.

                              By:   Hancock Venture Partners, Inc.

                              By:          /s/
                                    -------------------------------
                                    authorized officer


                              WAKEFIELD GROUP LIMITED
                              PARTNERSHIP

                              By:   Thomas C. Nelson, Inc., General Partner

                              By:          /s/ Thomas C. Nelson
                                    -------------------------------
                                    Thomas C. Nelson, President



                              TECHNOLOGY CROSSOVER VENTURES, C.V.

                              By: Technology Crossover Management, L.L.C., Investment General Partner

                                    By:         /s/
                                              ---------------------
                                    Name:
                                              ---------------------
                                    Title:
                                              ---------------------

                              TECHNOLOGY CROSSOVER VENTURES, L.P.

                              By: Technology Crossover Management, L.L.C., General Partner


                                    By:         /s/
                                              ---------------------
                                    Name:
                                              ---------------------
                                    Title:
                                              ---------------------

                              NORO-MOSELEY PARTNERS III, L.P.

                              By:   Moseley & Company III, L.L.C.,
                                    General Partner

                              By:          /s/
                                    -------------------------------
                                    Member


     The undersigned Principal Common Stockholders (a) hereby join in the foregoing Stock Purchase Agreement for the purposes of Sections 10, 11 (in the case of Joseph S. McCall), 11.3 and 11.4 (in the case of the Principal Common Stockholders other than Joseph S. McCall) and clause (b) of Section 12 thereof and (b) being parties to the certain Amended and Restated Shareholders' Voting Agreement, dated as of September 1, 1995, (the "Shareholders' Voting Agreement") and the certain Restated Shareholders' Agreement, dated as of September 1, 1995 (the "September 1995 Shareholders' Agreement"), hereby agree that, to the extent of any conflict or inconsistency between the terms of the foregoing Stock Purchase Agreement or any Prior Stock Purchase Agreement (as defined in Section 3.4 of the foregoing Stock Purchase Agreement), those of the Stock Purchase Agreement or such Prior Stock Purchase Agreement, as the case may be, shall govern:


                                         /s/ Joseph S. McCall
                                      ----------------------------
                                      Joseph S. McCall

                                         /s/ Donald L. House, Sr.
                                      ----------------------------
                                      Donald L. House, Sr.

                                         /s/ David M. Funderburke
                                      -----------------------------------
                                      David M. Funderburke

                                         /s/ Paul Constantine Sioros, Jr.
                                      -----------------------------------
                                      Paul Constantine Sioros, Jr.

                                         /s/ Arthur G. Walsh, Jr.
                                      -----------------------------------
                                      Arthur G. Walsh, Jr.


                                         /s/ Kathleen Kochis Williamson
                                      -----------------------------------
                                      Kathleen Kochis Williamson



                                      TECHNOLOGY VENTURES, L.L.C.


                                      By:          /s/
                                           ------------------------------
                                      Its:
                                           ------------------------------
     The undersigned Stockholders hereby join in the foregoing Stock Purchase Agreement for the purposes of Sections 7.15, 8.1 through 8.9, 10, 11 and 12 thereof:


                                      WELLS FARGO BANK, TRUSTEE FOR
                                      SHV M/P/T FBO DAVID L. ANDERSON


                                      By:      /s/ Christopher M. Peterson
                                           ------------------------------
                                           Christopher M. Peterson, AVP


                                      SAUNDERS HOLDINGS, L.P.


                                      By:          /s/
                                           ------------------------------
                                           General Partner


                                           /s/ Thomas H. Layton
                                           ------------------------------
                                           Thomas H. Layton

                              STANFORD UNIVERSITY


                              By:          /s/
                                    ------------------------------
                              Its:
                                    ------------------------------

                              ANVEST, L.P.


                              By:          /s/
                                    ------------------------------


                              WELLS FARGO BANK, TRUSTEE FOR
                              M/P/T FBO WILLIAM H. YOUNGER, JR.

                              By:          /s/
                                    ------------------------------

                                   SCHEDULE A
                                   ----------

                                   Purchasers
                                   ----------



                                               Number of Shares
     Name and Address          Type of Entity  to be Purchased    Purchase Price
     ----------------          --------------        ----------   --------------

Greylock Limited             Delaware limited         67,696       $  582,185.60
 Partnership                 partnership
One Federal Street
Boston, MA 02110
Attn:  William S. Kaiser
Telecopier: (617) 482-0059

Sutter Hill Ventures, a      California limited       33,505       $  288,143.00
  California Limited         partnership
  Partnership
755 Page Mill Road,
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

TOW Partners, a California   California                    3,218   $   27,674.80
  Limited Partnership        limited
755 Page Mill Road,          partnership
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854


David L. Anderson            individual                    4,163   $   35,801.80
755 Page Mill Road,
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

Paul M. and Marsha R.        trust                           770   $    6,622.00
 Wythes, Trustees of the
 Wythes Living Trust
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304
Telephone: (415-493-5600
Telecopier: (415)858-1854

G. Leonard Baker, Jr.        individual                    4,163   $   35,801.80
755 Page Mill Road,
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

William H. Younger, Jr.,     trust                         2,633   $   22,643.80
Trustee of the Younger
 Living Trust
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

Tench Coxe                   individual                    1,514   $   13,020.40
755 Page Mill Road,
 Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

Ronald L. Perkins            individual                      385   $    3,311.00
755 Page Mill Road,
Suite A-200
Palo Alto, CA 94304
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

James G. Gaither             individual                      123   $    1,057.80
755 Page Mill Road
Suite A-200
Palo Alto, CA 94303
Telephone: (415) 493-5600
Telecopier: (415) 858-1854

Genstar Investment           Delaware                        852   $    7,327.20
  Corporation                corporation
Metro Tower, Suite 1170      (principal place
Foster City, CA 94404        of business in
Attn: Mr. R.D. Paterson      California)
Telephone: (415) 286-2366
Telecopier: (415) 286-2383


Highland Capital Partners II Delaware limited             40,132   $  345,135.20
  Limited Partnership        partnership
Two International Place
Boston, MA  02110
Attn: James L. McLean
Telephone:  (617) 330-8765
Telecopier:  (617) 330-8768


Hancock Venture Partners     Delaware limited             55,787   $  479,768.20
  IV-Direct Fund L.P.        partnership
One Financial Center
Boston, MA 02111
Attn: Ofer Nemirovsky
Telephone:  (617) 348-3708
Telecopier:  (617) 350-0305

Falcon Ventures II L.P.      Delaware limited              2,936   $   25,249.60
One Financial Center         partnership
Boston, MA 02111
Attn: Ofer Nemirovsky
Telephone:  (617) 348-3708
Telecopier:  (617) 350-0305

Wakefield Group Limited      North Carolina               14,681   $  126,256.60
 Partnership                 limited
1110 East Morehead Street    partnership
P.O. Box 36329
Charlotte, NC 28204
Attn:  Thomas C. Nelson
Telephone:  (704) 372-0355
Telecopier:  (704) 372-8978

Technology Crossover         Netherlands                  25,598   $  220,142.80
 Ventures, C.V.              Antilles limited
575 High Street, Suite 400   partnership
Palo Alto, CA  94301
Attn: Jay C. Hoag
Telephone:  (415) 614-8210
Telecopier:  (415) 614-8222
cc:  Technology Crossover
Ventures, C.V.
101 Eisenhower Parkway
Roseland, NJ  07068
Attn:  Robert C. Bensky
Telephone:  (201) 228-2234
Telecopier:  (201) 228-2206

Technology Crossover         Delaware limited            323,240   $2,779,864.00
 Ventures, L.P.              partnership
575 High Street, Suite 400
Palo Alto, CA  94301
Attn: Jay C. Hoag
Telephone:  (415) 614-8210
Telecopier:  (415) 614-8222

cc:  Technology Crossover
Ventures, L.P.
101 Eisenhower Parkway
Roseland, NJ  07068
Attn:  Robert C. Bensky
Telephone:  (201) 228-2234
Telecopier:  (201) 228-2206

Noro-Moseley Partners III,   Delaware limited            116,279   $  999,999.40
  L.P.                       partnership
4200 Northside Parkway
Building Nine
Atlanta, GA 30327
Attn: Charles A. Johnson
Telephone: (404)-233-1966
Telecopier: (404)-239-9280

                                                       ---------   -------------
                             Totals                      697,675   $6,000,005.00

                                  SCHEDULE C

SQL Financials International, Inc.

  Post-Closing Share Holdings,
  Employee Reserve and Warrant Shares

                                                         Current Holdings              Holdings after $6M @ $8.60/Share

                                                               Diluted   Voting                       Diluted   Voting
                                                     Shares       %         %              Shares        %        %
Common Stock
   Scott J. Brady                                     10,167     0.31%    0.37%             10,167     0.25%    0.29%
   David M. Funderburke                               24,400     0.75%    0.88%             24,400     0.61%    0.71%
   Jon K. Hauck                                        5,200     0.16%    0.19%              5,200     0.13%    0.15%
   Robert C. Holler                                    1,200     0.04%    0.04%              1,200     0.03%    0.03%
   Donald L. House                                    50,833     1.57%    1.84%             50,833     1.26%    1.47%
   Stephen P. Jeffery                                  1,200     0.04%    0.04%              1,200     0.03%    0.03%
   Kathleen Kochis Williamson                         24,400     0.75%    0.88%             24,400     0.61%    0.71%
   Joseph S. McCall                                  216,000     6.67%    7.82%            216,000     5.37%    6.24%
   John G. McKimmey                                  107,767     3.33%    3.90%            107,767     2.68%    3.12%
   Robert M. McKimmey                                107,767     3.33%    3.90%            107,767     2.68%    3.12%
   Paul Constantine Sioros, Jr.                       24,400     0.75%    0.88%             24,400     0.61%    0.71%
   Arthur G. Walsh, Jr.                               40,666     1.26%    1.47%             40,666     1.01%    1.18%
   Technology Ventures LLC                           300,000     9.27%   10.86%            300,000     7.45%    8.67%
                                                 -----------------------------        ------------------------------
                                                     914,000    28.23%   33.10%            914,000    22.71%   26.42%
                                                 -----------------------------        ------------------------------

Preferred Stock (Series A @ $4/share)

   Greylock Limited Partnership                      250,000     7.72%    9.05%            250,000     6.21%    7.23%
   Dennis Crumpler                                    12,500     0.39%    0.45%             12,500     0.31%    0.36%
                                                 -----------------------------        ------------------------------
                                                     262,500     8.11%    9.50%            262,500     6.52%    7.59%
                                                 -----------------------------        ------------------------------

Preferred Stock (Series B @ $6.65/share)

   Greylock Limited Partnership                      150,376     4.64%    5.45%            150,376     3.74%    4.35%
   Sutter Hill Ventures and:                         195,840     6.05%    7.09%            195,840     4.87%    5.66%
      Tow Partners                                    18,797     0.58%    0.68%             18,797     0.47%    0.54%
      Wells Fargo Bank (David L. Anderson)            13,534     0.42%   0.49%              13,534     0.34%    0.39%

      Anvest L.P.                                      1,504     0.05%    0.05%              1,504     0.04%    0.04%
      G. Leonard Baker                                18,322     0.57%    0.66%             18,322     0.46%    0.53%
      Saunders Holdings, L.P.                          6,015     0.19%    0.22%              6,015     0.15%    0.17%

      Wells Fargo Bank (William H. Younger)            7,519     0.23%    0.27%              7,519     0.19%    0.22%
      Tench Coxe                                       8,833     0.27%    0.32%              8,833     0.22%    0.26%
      Ronald L. Perkins                                2,256     0.07%    0.08%              2,256     0.06%    0.07%
      Genstar Investment Corporation                   4,993     0.15%   0.18%               4,993     0.12%    0.14%

      Thomas H. Layton                                   752     0.02%    0.03%                752     0.02%    0.02%
      Wythes Living Trust                              4,484     0.14%    0.16%              4,484     0.11%    0.13%
      David L. Anderson                                9,299     0.29%    0.34%              9,299     0.23%    0.27%
      Younger LivingTrust                              7,869     0.24%    0.28%              7,869     0.20%    0.23%
      James C. Gaither                                   735     0.02%    0.03%                735     0.02%    0.02%
   Stanford University                                 3,760     0.12%    0.14%              3,760     0.09%    0.11%
                                                 -----------------------------        ------------------------------
                                                     454,888    14.05%   16.47%            454,888    11.30%   13.15%
                                                 -----------------------------        ------------------------------

Preferred Stock (Series C @ $7/share)

   Greylock Limited Partnership                       81,571     2.52%    2.95%             81,571     2.03%    2.36%
   Sutter Hill Ventures and:                          40,007     1.24%    1.45%             40,007     0.99%    1.16%
      Tow Partners                                     3,840     0.12%    0.14%              3,840     0.10%    0.11%
      Wells Fargo Bank (David L. Anderson)             3,072     0.09%   0.11%               3,072     0.08%    0.09%

      G. Leonard Baker                                 4,972     0.15%    0.18%              4,972     0.12%    0.14%
      Wells Fargo Bank (William H. Younger)            1,536     0.05%   0.06%               1,536     0.04%    0.04%

      Tench Coxe                                       1,804     0.06%    0.07%              1,804     0.04%    0.05%

      Ronald L. Perkins                                  461     0.01%    0.02%                461     0.01%    0.01%
      Genstar Investment Corporation                   1,020     0.03%   0.04%               1,020     0.03%    0.03%

      Wythes Livng Trust                                 916     0.03%    0.03%                916     0.02%    0.03%
      David L. Anderson                                1,900     0.06%    0.07%              1,900     0.05%    0.05%
      Younger Livjng Trust                             1,608     0.05%    0.06%              1,608     0.04%    0.05%
      James C. Gaither                                   150     0.00%    0.01%                150     0.00%    0.00%
   Highland Capital Partners II                      285,715     8.82%   10.35%            285,715     7.10%    8.26%
                                                 -----------------------------        ------------------------------
                                                     428,572    13.24%   15.52%            428,572    10.65%   12.39%
                                                 -----------------------------        ------------------------------


Preferred Stock (Series D @ $8.55/share)

   Greylock Limited Partnership                       49,895     1.54%    1.81%             49,895     1.24%    1.44%

   Sutter Hill Ventures and:                          24,472     0.76%    0.89%             24,472     0.61%    0.71%
      Tow Partners                                     2,350     0.07%    0.09%              2,350     0.06%    0.07%
      Anvest L.P.                                      1,878     0.06%    0.07%              1,878     0.05%    0.05%
      G. Leonard Baker                                 3,040     0.09%    0.11%              3,040     0.08%    0.09%
      Wells Fargo Bank (Wm. H. Younger)                  941     0.03%    0.03%                941     0.02%    0.03%

      Tench Coxe                                       1,103     0.03%    0.04%              1,103     0.03%    0.03%
      Ronald L. Perkins                                  281     0.01%    0.01%                281     0.01%    0.01%
      Genstar Investment Corporation                     622     0.02%    0.02%                622     0.02%    0.02%

      Wythes Living Trust                                560     0.02%    0.02%                560     0.01%    0.02%
      David L. Anderson                                1,162     0.04%    0.04%              1,162     0.03%    0.03%
      Younger Living Trust                               984     0.03%    0.04%                984     0.02%    0.03%
      James C. Gaither                                    92     0.00%    0.00%                 92     0.00%    0.00%
   Highland Capital Partners II                       29,579     0.91%    1.07%             29,579     0.73%    0.86%
   Wakefield Group                                   116,959     3.61%    4.24%            116,959     2.91%    3.38%
   Hancock Venture Partners  IV and:                 444,445    13.73%   16.09%            444,445    11.04%   12.85%

      Falcon Ventures II, L.P.                        23,392     0.72%    0.85%             23,392     0.58%    0.68%
                                                 -----------------------------        ------------------------------
                                                     701,755    21.67%   25.41%            701,755    17.44%   20.29%
                                                 -----------------------------        ------------------------------

Preferred Stock (Series E @ $8.60/Share)

   Greylock Limited Partnership                                                             67,696     1.68%    1.96%
   Sutter Hill Ventures and:                                                                33,505     0.83%    0.97%
      Tow Partners                                                                           3,218     0.08%    0.09%
      David L. Anderson                                                                      4,163     0.10%    0.12%
      Wythes Living Trust                                                                      770     0.02%    0.02%
      G. Leonard Baker                                                                       4,163     0.10%    0.12%
      Tench Coxe                                                                             1,514     0.04%    0.04%
      Younger Living Trust                                                                   2,633     0.07%    0.08%
      Ronald L. Perkins                                                                        385     0.01%    0.01%
      James G. Gaither                                                                         123     0.00%    0.00%
      Genstar Investment Corporation                                                           852     0.02%    0.02%

   Highland Capital Partners II                                                             40,132     1.00%    1.16%
   Hancock Venture Partners and:                                                            55,787     1.39%    1.61%
      Falcon Ventures II, L.P.                                                               2,936     0.07%    0.08%
   Wakefield Group                                                                          14,681     0.36%    0.42%
   Technology Crossover Ventures                                                           348,838     8.67%   10.08%
   Noro-Moseley Partners                                                                   116,279     2.89%    3.36%
                                                                                      ------------------------------
                                                                                           697,675    17.34%   20.17%
                                                                                      ------------------------------

ISO Shares issued due to stock buyback                50,000     1.54%                      50,000     1.24%

Employee ISO Shares Reserved                         312,774     9.66%                     401,800     9.98%
                                                 --------------------                 ---------------------
                                                     362,774    11.20%                     451,800    11.23%
                                                 --------------------                 ---------------------

Warrants (Series C @ $7/share)
   Technology Ventures LLC                            87,500     2.70%                      87,500     2.17%


Warrants (Series D @ $8.55/share)
   Greylock Limited Partnership                        7,484     0.23%                       7,484     0.19%
   Sutter Hill Ventures including:                     3,671     0.11%                       3,671     0.09%
      Tow Partners                                       353     0.01%                         353     0.01%
      Anvest L.P.                                        282     0.01%                         282     0.01%
      G. Leonard Baker                                   457     0.01%                         457     0.01%
      Wells Fargo Bank (William H. Younger)              141     0.00%                         141     0.00%
      Tench Coxe                                         165     0.01%                         165     0.00%
      Ronald L. Perkins                                   42     0.00%                          42     0.00%
      Genstar Investment Corporation                      93     0.00%                          93     0.00%
      Wythes Living Trust                                 84     0.00%                          84     0.00%
      David L. Anderson                                  175     0.01%                         175     0.00%
      Younger Living Trust                               147     0.00%                         147     0.00%
      James C. Gaither                                    13     0.00%                          13     0.00%
   Highland Capital  Partners II                       4,437     0.14%                       4,437     0.11%
   Silicon Valley Bank (reserve)                       8,201     0.25%                       8,201     0.20%
                                                 --------------------                 ---------------------
                                                      25,745     0.80%                      25,745     0.64%
                                                 --------------------                 ---------------------


    TOTAL                                          3,237,734   100.00%  100.00%          4,024,435   100.00%  100.00%
                                                 =============================        ==============================


Total Holdings (Fully  Diluted)
   Greylock Limited Partnership                                 16.66%                                15.08%
   Sutter Hill Ventures, et al                                  12.51%                                11.34%
   Highland Capital Partners  II                                 9.88%                                 8.94%
   Hancock Venture Partners, et al                              14.45%                                13.08%
   Wakefield Group                                               3.61%                                 3.27%
   Technology Crossover Partners                                                                       8.67%
   Noro-Moseley Partners                                                                               2.89%
                                                            ---------                             ---------
         Total                                                  57.11%                                63.28%
                                                            =========                             =========

                                   EXHIBIT A

                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                      SQL FINANCIALS INTERNATIONAL, INC.


          The undersigned, being the President and Chief Executive Officer of SQL FINANCIALS INTERNATIONAL, INC., a Delaware corporation, hereby certifies that:
                                      1.

          (a) The name of the Corporation is SQL FINANCIALS INTERNATIONAL, INC. (the "Corporation").

          (b) The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was November 20, 1991.

                                      2.

          This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation, as amended, of the Corporation and was duly adopted by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "Code"), and written notice thereof was given to all non-participating stockholders in accordance with Section 228(d) of the Code.

                                      3.

          The Certificate of Incorporation of the Corporation, as restated and amended hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

                               Article 1:  Name

          The name of this Corporation is:

                      SQL FINANCIALS INTERNATIONAL, INC.

                               Article 2:  Agent

          The name and address in the State of Delaware of this Corporation's registered office and initial agent for service of process (located in New Castle County) are as follows:

                         THE CORPORATION TRUST COMPANY
                           Corporation Trust Center
                              1209 Orange Street
                          Wilmington, Delaware  19801


                              Article 3:  Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                          Article 4:  Share Structure

          This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 7,500,000 shares, of which 4,500,000 shares are Common Stock, $.0001 par value per share, and 3,000,000 shares are Preferred Stock, $1.00 par value per share.

          The Preferred Stock may be issued from time to time in one or more series with distinctive serial designations, at such purchase prices and with such relative rights, preferences, privileges and restrictions as are determined from time to time by the Board of Directors. The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock in the Conversion Rate, Conversion Value, Conversion Price and any other factors which are determined by the price per share paid for such Preferred Stock, and as to redemption rights, if any, and voting rights, if any, but shall otherwise be identical. The Board of Directors may create any such series of Preferred Stock by resolution duly adopted pursuant to authority hereby granted.

          On the date this document is filed with the Delaware Secretary of State, (i) 262,500 shares of Preferred Stock issued and outstanding are known and previously have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), (ii) 454,888 shares of Preferred Stock, of which 454,888 shares are issued and outstanding, are known and previously have been designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"),
(iii) 516,072 shares of Preferred Stock, of which 428,572 shares are issued and outstanding, are known and designated as Series C Convertible Preferred Stock ("Series C Preferred Stock"), and (iv) 727,500 shares of Preferred Stock, of which 701,755 shares are issued and outstanding, are known and designated as Series D Convertible Preferred Stock ("Series D Preferred Stock"). A total of 697,675 shares of Preferred Stock shall be known and designated as Series E Convertible Preferred Stock ("Series E Preferred Stock"). The Board of Directors from time to time may increase or decrease the number of shares of any series, but not, in the case of a decrease, to a number less than the number of shares of such series then outstanding.

          The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

          1.   Dividends.  The holders of the Preferred Stock shall be entitled
               ---------
to participate with the holders of Common Stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of Common Stock) so that holders of the Preferred Stock shall receive with respect to each share of Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Common Stock multiplied by (y) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend.

          2.   Liquidation Preference.
               ----------------------

               (a)  Preference.
                    ----------

                    (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of the Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, an amount equal to (A) the consideration per share paid for such Preferred Stock, which is equal to $4.00 per share of Series A Preferred Stock, $6.65 per share of Series B Preferred Stock, $7.00 per share of Series C Preferred Stock, $8.55 per share of Series D Preferred Stock, and $8.60 per share of Series E Preferred Stock plus (B) a further amount equal to any dividends declared or accrued but unpaid on such shares, pari passu with the holders of all Additional Series (as hereinafter defined) based on the relative liquidation preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and such Additional Series. If, upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the shareholders of the Corporation are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the holders of the Preferred Stock in proportion to the relative aggregate liquidation preferences of the Preferred Stock so held.

                    (ii) After the payment or the setting apart for payment to the holders of the Preferred Stock of the preferential amounts so payable to them, if assets remain in the Corporation the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata in accordance with the number of shares of Common Stock held by them.

                    (iii) All amounts per share set forth in this subparagraph 2(a) shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations.

          (b)  Noncash Distributions.  If any of the assets of the Corporation
               ---------------------
are to be distributed other than in cash under this paragraph 2 or for any purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

          (c)  Consolidation or Merger.  A consolidation or merger of the
               -----------------------
Corporation with or into any other corporation or corporations (other than a consolidation or merger following which the holders of 51% or more of the capital stock of the resulting or surviving entity, based on voting power in the election of directors, are persons or entities who were shareholders of the Corporation immediately prior to such consolidation or merger), or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph 2, unless in any such particular event the holders of more than 80% of the then outstanding shares of Preferred Stock, voting together as a single class, determine that such particular event shall not, for purposes of this paragraph 2, be deemed a liquidation, dissolution or winding up.

          3.   Voting Rights.  Except as otherwise provided in the series
               -------------
resolution creating any Additional Series (as hereinafter defined), the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or written consent of shareholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as otherwise provided in the series resolution creating any Additional Series (as hereinafter defined), the holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon all other matters submitted to a vote of shareholders, except those matters required to be submitted to a class or series vote pursuant to paragraph 5 or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

          4.   Conversion.  Preferred Stock shall be convertible into Common
               ----------
Stock, as follows:

               (a) Right to Convert.  Each share of Preferred Stock shall be
                   ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the "Conversion Price" per share in effect at the time of conversion into the "Conversion Value" per share. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate." Both the Conversion Price per share of Preferred Stock (the "Conversion Price") and the Conversion Value per share of Preferred Stock initially in effect shall be equal to the consideration paid for such Preferred Stock, which is equal to $4.00 per share of Series A Preferred Stock, $6.65 per share of Series B Preferred Stock, $7.00 per share of Series C Preferred Stock; $8.55 per share of Series D Preferred Stock, and $8.60 per share of Series E Preferred Stock. The initial Conversion Price of Preferred Stock shall be subject to adjustment as hereinafter provided.

               (b) Automatic Conversion.  Each share of Preferred Stock shall
                   --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation's securities (as that term is defined under the Securities Act of 1933, as then in effect) with aggregate gross proceeds to the Corporation, at the public offering price, of at least $10,000,000 and an equivalent public offering price per share of Common Stock of at least $18.00 (such amount to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations).

               (c) Mechanics of Conversion.  Before any holder of Preferred
                   -----------------------
Stock shall be entitled to convert the same into shares of Common Stock as provided in paragraph 4(a), he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          In the event of an automatic conversion pursuant to paragraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

          (e)  Adjustment of Conversion Price.  The Conversion Price of each
               ------------------------------
series of Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the Corporation shall issue any Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (other than "Excluded Stock," as defined below, or stock dividends, subdivisions, split-ups, combinations or dividends, which such events are covered by subparagraphs 4(e)(iii), (iv), and (v)), for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Common Stock (or other securities convertible into or exchangeable for Common Stock), then the Conversion Price for such series shall forthwith be decreased immediately after such issuance to a price equal to the quotient obtained by dividing:

                      (A) an amount equal to the sum of: (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this subparagraph (i)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance plus (y) the consideration received by the Corporation upon such issuance, by

                      (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this subparagraph (i)) immediately after the issuance of such Common Stock (or other securities convertible into or exchangeable for Common Stock).

                      For purposes of making any such calculation pursuant to this subparagraph (i), the shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock, together with any other shares of Common Stock deemed issued and outstanding pursuant to subdivision (3) of this subparagraph (i), shall be deemed issued and outstanding at all times. For the purposes of this subparagraph (i), the following provisions shall also be applicable:

                              (1) In the case of the issuance of Common Stock
               for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (2) In the case of the issuance of Common Stock
               for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.

                              (3) In the case of the issuance of (i) options to
               purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible or exchangeable for Common Stock (other than Excluded Stock), or
               (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                      (C) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to be issuable for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common stock covered thereby;

                      (D) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to be issuable for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                      (E) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such options or rights or securities were issued, provided that the consideration for which such Common Stock is deemed to be issuable does not exceed the issuance price of securities issued in the latest bona fide round of financing by the Corporation;

                      (F) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment (and any subsequent adjustments) made upon
          (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                      (G) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment (and any subsequent adjustments) made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (ii)   "Excluded Stock" shall mean:

                      (A) all shares of Common Stock issued and outstanding on the date this document is filed with the Delaware Secretary of State;

                      (B) all shares of Common Stock into which shares of Preferred Stock are convertible;

                      (C) up to 451,800 shares of Common Stock issued or issuable on or after the date referred to in (ii)(A) above upon exercise of options or other purchase rights granted to employees, officers, directors or consultants of the

          Corporation and approved by the Board of Directors of the Corporation (and any reissuance of such shares after repurchase thereof);

                      (D) up to 87,500 shares of Series C Preferred Stock and up to 25,745 shares of Series D Preferred Stock, in each case issuable upon exercise of warrants issued on or after February 21, 1995; and

                      (E) all shares of Common Stock or other securities (including options, warrants and other purchase rights) issued or to be issued to employees, officers, directors, consultants, affiliates or lenders of the Corporation after receipt of written consent to such issuance from the holders of 60% of the then outstanding Preferred Stock and approval of such issuance by the Board of Directors of the Corporation.

                      Shares of Excluded Stock described in (C), (D) and (E) of this subparagraph 4(e)(ii) shall not be deemed to be outstanding for purposes of the computations of subparagraph 4(e)(i) above until actually issued.

                (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                 (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Preferred Stock is then convertible.

                 (vi) in case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Preferred Stock shall, if such event is not deemed a liquidation for purposes of Subparagraph 2(c), after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this subparagraph (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                (vii) All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (f)   Minimal Adjustments.  No adjustment in a Conversion Price need
                -------------------
be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

          (g)   Certificate as to Adjustments.  Upon the occurrence of each
                -----------------------------
adjustment or readjustment of a Conversion Price pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price and Rate at the time in effect for the Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

          (h)   Notices of Record Date.  In the event of any taking by the
                ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (i)   Reservation of Stock Issuable Upon Conversion.  The Corporation
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (j)   Notices.  Any notice required by the provisions of this
                -------
paragraph 4 to be given to the holder of shares of the Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation.

          5.    Redemption of Series A, Series B, Series C, Series D and Series
                ---------------------------------------------------------------
          E Preferred Stock.
          -----------------

          (a) On the 75th day following any Preferred Redemption Date, as defined below, and so long as any shares of Series A, Series B, Series C, Series D or Series E Preferred Stock (for purposes of this Section 5 "Redeemable Preferred Stock") shall be outstanding, the Corporation shall at the request of any holder of Redeemable Preferred Stock sent on or before the later of the 30th day following such Preferred Redemption Date or the 10th day following receipt of the notice specified in paragraph 5(d) (unless otherwise prevented by law and, if so prevented, as soon thereafter as is permissible) redeem, at an amount per share equal to the Conversion Value of such Redeemable Preferred Stock as of such Preferred Redemption Date plus declared but unpaid dividends, if any, payable with respect thereto, the portion of the shares of each such series of Preferred Stock held by such holder set forth below. The total sum payable for shares of Preferred Stock on the Preferred Redemption Date is hereinafter referred to as the "Preferred Redemption Price." As used herein, the term "Preferred Redemption Date" shall mean any of the following dates:



                                                     Percentage of
                                                 Outstanding Redeemable
      Preferred Redemption Dates                    Preferred Stock
      --------------------------                 -------------------------

   (i)    The date of termination of
          the employment of Joseph S.
          McCall with the Corporation
          for any reason other than
          disability, as defined below                  100.00%
   (ii)   September 30, 1997                             33.33%

   (iii)  September 30, 1998                             50.00%
   (iv)   September 30, 1999                            100.00%

          (b) If upon any redemption the assets of the Corporation legally available for redemption shall be insufficient to pay the holders of Redeemable Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Redeemable Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full. If less than all the shares of Redeemable Preferred Stock then outstanding are to be redeemed, the redemption shall be pro rata with respect to such shares based upon the relative aggregate liquidation preferences of the outstanding shares of Redeemable Preferred Stock then owned by each holder thereof. On and after the Preferred Redemption Date (unless default shall be made by the Corporation in the payment of the applicable Preferred Redemption Price as hereinafter provided, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Redeemable Preferred Stock, to be redeemed, except the right to receive the applicable Preferred Redemption Price as hereinafter provided, shall cease and terminate; and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. As used herein, the term "disability" shall mean the inability, for any medical reason, to perform substantial duties as an executive officer of the Corporation, as determined in good faith by the Board of Directors of the Corporation (excluding for this purpose Joseph S. McCall, if a director, and any representative of a holder of Redeemable Preferred Stock who is a director).

          (c) Any request for redemption as herein provided shall be mailed by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address. At any time on or after the Preferred Redemption Date, the holders of record of shares of Redeemable Preferred Stock to be redeemed shall be entitled to receive the applicable Preferred Redemption Price upon actual delivery to the Corporation or its agent of the certificates representing the shares to be redeemed.

          (d) Within five business days following receipt of any request for redemption as herein provided, the Corporation shall notify each other holder of record of shares of Redeemable Preferred Stock which has not made a similar request with respect to the Preferred Redemption Date in question. Such notice shall specify the name of the holder or holders requesting redemption, the number of shares covered by such request or requests, and the Corporation's estimate of funds available for such purposes.

          (e) The Corporation will not, and will not permit any subsidiary of the Corporation to, purchase or acquire any shares of Redeemable Preferred Stock otherwise than pursuant to the terms of this paragraph 5 or pursuant to an offer made on the equivalent terms to all holders of Redeemable Preferred Stock at the time outstanding.

          (f) Once redeemed pursuant to the provisions of this paragraph 5, shares of Redeemable Preferred Stock shall be canceled and not subject to reissuance.

          (g) No Redeemable Preferred Stock shall be entitled to the benefit of a sinking fund or purchase fund.

     6.   Protective Provisions.
          ---------------------

          (a)   Approval of Preferred Stock.  So long as any of the Preferred
                ---------------------------
Stock shall be outstanding the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Preferred Stock:

                  (i)   Change of Rights.  Materially and adversely alter or
                        ----------------
     change the rights, preferences or privileges of the Preferred Stock; or

                  (ii)  Create a New Class.  Create any new class or series of
                        ------------------
     shares having preferences over any outstanding shares of Preferred Stock as to dividends or assets, or authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or, except as provided in paragraph 6(b), on a parity with any such preference or priority of any outstanding shares of Preferred Stock; or

                  (iii) Reclassification.  Reclassify any class or series of
                        ----------------
     any Common Stock into shares having any preference or priority as to dividends or assets superior to or, except as provided in paragraph 6(b), on a parity with any such preference or priority of Preferred Stock; or

                  (iv)  Merger, Consolidation, Sale, etc., of Assets.  Merge or
                        --------------------------------------------
     consolidate with, or permit any of its subsidiaries to merge or consolidate with, any entity, except that any such subsidiary may be merged into the Corporation or any other such subsidiary; sell, lease, license or otherwise dispose of, or permit any such subsidiary to sell, lease, license or otherwise dispose of, all or substantially all of the consolidated assets of the Corporation in any twelve-month period; provided, that this paragraph 6(a)(iv) shall not be applicable with respect to any merger, consolidation, sale, lease, license or other disposition yielding net proceeds per share of Preferred Stock of at least $18.00 (such amount to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations). A sale of substantially all of the consolidated assets of the Corporation means the sale or other disposition of more than 50% of the value of the consolidated assets of the Corporation; or

                  (v)   Payment of Dividends.  Pay any dividend with respect to
                        --------------------
     its capital stock, other than dividends payable solely in shares of such capital stock.

          (b)   Additional Series.  Notwithstanding any other provision of this
                -----------------
Certificate of Incorporation to the contrary, the Corporation may, without obtaining the consent of holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or any Additional Series (as hereinafter defined), authorize by resolution of its Board of Directors (a "series resolution") and issue one or more additional series of the Corporation's Preferred Stock (each such series being referred to herein as an "Additional Series"); provided,
                                                                 --------
however, that (i) each such Additional Series shall have substantially the same
-------
terms, powers, preferences and rights as the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, except that the liquidation preference, the Conversion Value and the initial Conversion Price for each such Additional Series shall equal the purchase price per share paid for such stock, (ii) such Additional Series need not have voting rights or redemption rights, and (iii) in all other respects each share of

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and any such Additional Series shall be pari passu (with the shares of Series A Preferred Stock, Series
                ---- -----
B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and each such Additional Series to share in liquidation proceeds based on their relative liquidation preferences).


                      Article 5:  Liability of Directors

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                   Article 6:  Indemnification of Directors

          The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.


                      Article 7:  Balloting at Elections

          Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.


                        Article 8:  Amendment of Bylaws

          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.


                          Article 9:  Corporate Books

          The books of the Corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.


                           Article 10:  Incorporator

          The name and mailing address of the incorporator is as follows:

                            G. Donald Johnson, Esq.
                       Parker, Johnson, Cook & Dunlevie
                          1275 Peachtree Street, N.E.
                                   Suite 700
                            Atlanta, Georgia  30309


          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on the ______ day of February, 1996.


                                    SQL FINANCIALS INTERNATIONAL, INC.



ATTEST:                             BY:
                                       ----------------------------------
                                       STEPHEN P. JEFFERY,
                                       President


-------------------------------
ARTHUR G. WALSH, Secretary

[CORPORATE SEAL]

                                   EXHIBIT G1

                          Management Rights Agreement

  This Management Rights Agreement ("Agreement") is entered into as of February __, 1996 by and between SQL Financials International, Inc., a Delaware corporation (the "Company") and Technology Crossover Ventures, L.P., a Delaware limited partnership ("Technology Crossover").

                                    Recitals
                                    --------

  1. Technology Crossover's organizational documents require that Technology Crossover have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations").

  2. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

  3. In order to induce Technology Crossover to invest in the Company, the Company has agreed to provide such rights to Technology Crossover.


       NOW, THEREFORE, the parties hereto agree that upon Technology Crossover's purchase of shares of Series E Preferred Stock of the Company, Technology Crossover will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in connection with the current financing:

       (a) Technology Crossover shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and management will meet with Technology Crossover within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

       (b) Technology Crossover may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations.

       (c) If Technology Crossover is not represented on the Company's Board of Directors, the Company shall invite a representative of Technology Crossover to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board.

       The rights described herein shall terminate and be of no further force or effect upon the consummation of the earlier to occur of (a) the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of it securities to the general public or (b) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other corporation or corporations (other than a consolidation or merger following which the holders of 51% or more of the capital stock of the resulting or surviving entity, based on voting power in the election of directors, are persons or entities who were shareholders of the Company immediately prior to such consolidation or merger).

  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


  IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

                              SQL FINANCIALS INTERNATIONAL,       INC.


                              By:
                                 -----------------------------------
                                 Authorized Officer



                              TECHNOLOGY CROSSOVER VENTURES,
                                 L.P.

                           By: Technology Crossover Management, L.L.C.,
                               General Partner

                           By:
                               ------------------------------------
                                 Robert C. Bensky, Chief Financial Officer

                                   EXHIBIT G2

                          Management Rights Agreement

  This Management Rights Agreement ("Agreement") is entered into as of February __, 1996 by and between SQL Financials International, Inc., a Delaware corporation (the "Company") and Noro-Moseley Partners III, L.P., a Delaware limited partnership ("Noro-Moseley").

                                    Recitals
                                    --------

  1. Noro-Moseley's organizational documents require that Noro-Moseley have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations").

  2. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

  3. In order to induce Noro-Moseley to invest in the Company, the Company has agreed to provide such rights to Noro-Moseley.


       NOW, THEREFORE, the parties hereto agree that upon Noro-Moseley's purchase of shares of Series E Preferred Stock of the Company, Noro-Moseley will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in connection with the current financing:

       (a) Noro-Moseley shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and management will meet with Noro-Moseley within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

       (b) Noro-Moseley may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations.

       (c) If Noro-Moseley is not represented on the Company's Board of Directors, the Company shall invite a representative of Noro-Moseley to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board.

       The rights described herein shall terminate and be of no further force or effect upon the consummation of the earlier to occur of (a) the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of it securities to the general public or (b) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other corporation or corporations (other than a consolidation or merger following which the holders of 51% or more of the capital stock of the resulting or surviving entity, based on voting power in the election of directors, are persons or entities who were shareholders of the Company immediately prior to such consolidation or merger).

  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


  IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

                              SQL FINANCIALS INTERNATIONAL, INC.


                              By:
                                 -----------------------------------
                                 Authorized Officer


                            NORO-MOSELEY PARTNERS III, L.P.

                            By: Moseley & Company III, L.L.C.,
                                  General Partner

                            By:
                               ------------------------------
                                    Member


                                       2